MISSISSIPPI MUNICIPALS PORTFOLIO
                   (formerly called Mississippi Tax Free Portfolio)


                          AMENDMENT TO DECLARATION OF TRUST

                                   December 8, 1995



              AMENDMENT, made December 8, 1995 to the Declaration of Trust made February 23, 1993 (hereinafter called the "Declaration") of Mississippi Tax Free Portfolio, a New York trust (hereinafter called the "Trust") by the undersigned, being at least a majority of the Trustees of the Trust in office on December 8, 1995.


              WHEREAS, Section 10.4 of Article X of the Declaration empowers a majority of the Trustees of the Trust to amend the Declaration without the vote or consent of Holders to change the name of the Trust;


              NOW, THEREFORE, the undersigned Trustees, do hereby amend the Declaration in the following manner:


              1. The caption at the head of the Declaration is hereby amended to read as follows:

                           MISSISSIPPI MUNICIPALS PORTFOLIO


              2. Section 1.1 of Article I of the Declaration is hereby amended to read as follows:


                                      ARTICLE I


                      1.1. Name. The name of the trust created hereby (the "Trust") shall be Mississippi Municipals Portfolio and so far as may be practicable the Trustees shall conduct the Trust's activities, execute all documents and sue or be sued under that name, which name (and the word "Trust" wherever hereinafter used) shall refer to the Trustees as
     Trustees, and not individually, and shall not refer to the officers, employees, agents or independent contractors of the Trust or holders of interests in the Trust.

              IN WITNESS WHEREOF, the undersigned Trustees have executed this instrument this 8th day of December, 1995.


     /s/  Donald R. Dwight             /s/  Norton H. Reamer
     ___________________________       _______________________
     Donald R. Dwight                  Norton H. Reamer


     /s/  James B. Hawkes              /s/  John L. Thorndike
     ___________________________       ________________________
     James B. Hawkes                   John L. Thorndike


     /s/  Samuel L. Hayes, III         /s/  Jack L. Treynor
     ___________________________       ________________________
     Samuel L. Hayes, III              Jack L. Treynor